Exhibit 10.1

RELEASE AGREEMENT

THIS RELEASE AGREEMENT (this “Release Agreement”) is made as of February 26, 2023, by and among UpHealth Holdings, Inc., a Delaware corporation (“Holdings”), UpHealth, Inc., a Delaware corporation (“Parent” and together with Holdings, collectively the “Releasor Parties” and each a “Releasor Party”), in favor of Innovations Group, Inc., a Utah corporation (the “Company”), and the other Released Parties (as defined below). Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company has entered into that certain Stock Purchase Agreement, dated as of February 26, 2023 (the “Purchase Agreement”) by and among Belmar MidCo, Inc., a Delaware corporation (“Buyer”), the Company and the Releasor Parties, pursuant to which, among other matters, Buyer has agreed to purchase from Holdings all of Holdings’ right, title and interest in and to the Shares (the “Transaction”);

WHEREAS, prior to the consummation of the Transaction, the Releasor Parties possess valuable confidential information regarding the Company and its Subsidiaries, and, as a result of the Transaction, the Releasor Parties shall receive significant consideration in connection with the Transaction;

WHEREAS, the parties desire that the full value of the Shares to be acquired pursuant to the Purchase Agreement and the entire goodwill of the Company allocable to such Shares be transferred to Buyer as part of the Transaction and acknowledge that Buyer’s failure to receive the full value of the business interests of the Company and its Subsidiaries allocable to such Shares and the entire goodwill contemplated by the Transaction would have the effect of reducing the value of the Company to Buyer and its Subsidiaries; and

WHEREAS, (i) as a condition and material inducement to Buyer to agree to the Transaction, and (ii) to preserve the full value of the business interests and goodwill of the Company after the Transaction, the Purchase Agreement contemplates, among other things, that the Releasor Parties shall enter into this Release Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Releasor Party, intending to be legally bound, hereby agrees as follows:

1. Recitals. The Recitals to this Release Agreement are incorporated as material provisions of this Release Agreement as if restated in full in this Release Agreement.

2. Release. Effective upon (and only upon) the Closing Date (the “Effective Date”), each Releasor Party, for itself and its past, present, and future subsidiaries (other than the Group Companies), and its and their respective successors and assigns, and anyone claiming through any of them (collectively, the “Releasors”), hereby forever fully and irrevocably release and discharge Buyer, the Company and their respective direct and indirect subsidiaries and its and their respective past, present and future directors, officers, managers, employees, agents and representatives, and its and their respective heirs, executors, administrators, estates, predecessors, successors and assigns, as applicable, such individuals solely in their official capacities as such (collectively, the “Released Parties”), from any and all actions, suits, claims, demands, debts, agreements, obligations, promises, judgments or liabilities of any kind whatsoever in law or equity and causes of action of every kind and nature or otherwise (including, claims for damages under a writing or contract or agreement or arising under duty or alleged tortious conduct, costs, expenses and attorneys’, brokers’, financial advisors’ and accountants’ fees and expenses) arising out of or related to events, facts, promises, representations (orally or in writing, affirmative or omitted), conditions or circumstances existing or arising on or prior to the Effective Date, which the Releasors can, shall or may have against the Released Parties, whether known or unknown, patent or latent, suspected or unsuspected, unanticipated as well as anticipated (collectively, the “Released Claims”), and hereby irrevocably agrees to waive and refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any proceeding of any kind, in any court or before any arbitration, alternative dispute resolution or other tribunal, against any Released Party based upon any Released Claim. Notwithstanding the preceding sentence of this Section 2, “Released Claims” does not include, and the provisions of this Section 2 shall not release or otherwise diminish (a) any obligation, right, benefit or entitlement of any party hereto set forth in or arising under any provision of the Purchase Agreement, this Release Agreement or any other Ancillary Agreement (including, without limitation, any obligation to make a payment to a Releasor Party, or the right of a Releasor Party to receive a payment, of the transaction proceeds in accordance with and subject to the terms of the Purchase Agreement or such other agreement); and (b) claims which may not otherwise be released as a matter of applicable Law. Each Releasor Party covenants and agrees that it will not at any time hereafter commence, initiate or make any charge, complaint, action, suit, proceeding, hearing, claim or demand whatsoever, whether direct or indirect, express or derivative, against any of the Released Parties, in respect of any Released Claim. The release set forth in this Section 2 may be pleaded by any of the Released Parties, as a full and complete defense and may be used as the basis for an injunction against any action at law or equity instituted or maintained against such Released Party in violation hereof. If any Released Claim is brought or maintained by a Releasor Party against any Released Party in violation of the release set forth in this Section 2, such Releasor Party will be responsible for all costs and expenses, including reasonable attorneys’ fees, incurred by the Released Party in defending the same. As to the Released Claims, the Releasors acknowledge and agree that they are aware of, have had the opportunity to seek legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

With full awareness and understanding of this provision, the Releasors hereby waive all rights that this provision or any comparable provision under any state, federal or non-U.S. law may give to such party as well as under any other statute or common law principles of similar effect. The Releasors understand that the facts with respect to which the release in this Section 2 is given may hereafter prove to be different from the facts now known or believed by them, and the Releasors hereby accept and assume the risk thereof and agree that such release and this Release Agreement shall be and shall remain, in all respects, effective and not subject to termination or rescission by reason of any such difference in facts. The releases herein shall be construed broadly as general releases.

3. Additional Agreements and Acknowledgments.

(a) Acknowledgements. Each Releasor Party acknowledges that such Releasor Party (i) has had the opportunity to ask representatives of the Company questions with regard to agreements, releases and consents in this Release Agreement, and that all such questions have been answered fully and to the satisfaction of such Releasor Party; (ii) has had a reasonable time and opportunity to consult with such

Releasor Party’s financial, legal, tax and other advisors, if desired, before signing this Release Agreement; (iii) fully understands the terms of this Release Agreement; (iv) has executed this Release Agreement knowingly, voluntarily and without any coercion, undue influence, threat or intimidation of any kind whatsoever by any Person; and (v) has all necessary power and authority to execute and deliver this Release Agreement.

(b) Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Release Agreement shall be in writing and shall be deemed to have been given when personally delivered, upon transmission by e-mail (with proof of delivery or receipt) if sent by 11:59 p.m. Eastern Time, one (1) day after deposit with Federal Express or similar overnight courier service or three (3) days after being mailed by first class mail (return receipt requested). Any notices, demands or communications to a Releasor Party shall, unless another address is specified in writing, be sent to such Releasor Party’s address as set forth on the signature pages hereto.

(c) Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Release Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

(d) Amendments. This Release Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Company and each Releasor Party.

(e) Assignment; Binding Effect. The rights and obligations of this Release Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, but neither this Release Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Company may, without the prior approval of the Releasor Parties, (i) assign its rights, interests, and obligations hereunder to any affiliate or in connection with the sale of the Company or any of its affiliates or any stock or assets of the Company or any of its affiliates, and (ii) grant liens in respect of its rights and interests hereunder to its lenders (and any agent for the lenders), and the parties consent to any exercise by such lenders (and such agent) of their rights and remedies with respect to such collateral.

(f) Third-Party Beneficiaries. Each Released Party is an intended third-party beneficiary of this Release Agreement and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(g) Material Inducement. Each Releasor Party acknowledges that this Release Agreement is intended to be a material inducement for Buyer to, and Buyer will be relying on each Releasor Party’s execution and delivery to Buyer of, this Release Agreement in determining whether to proceed with the consummation of the transactions contemplated by the Purchase Agreement.

(h) Severability. If any provision of this Release Agreement is held to be illegal, invalid or unenforceable under any present or future legal requirement, rule or regulation, such provision shall be fully severable and this Release Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof. The remaining provisions of this Release Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Release Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

(i) Counterparts. This Release Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

(j) Termination. This Release Agreement shall automatically terminate and have no further force and effect upon any valid termination of the Purchase Agreement in accordance with the terms thereof.

(k) Protected Disclosures; Defend Trade Secrets Act of 2016. Nothing contained in this Release Agreement or any other agreement limits a Releasor Party’s ability to file a charge or complaint with any Governmental Authority. In addition, nothing contained in this Release Agreement or otherwise limits a Releasor Party’s ability to communicate with any Governmental Authority or otherwise participate in any investigation or proceeding that may be conducted by any Governmental Authority, including a Releasor Party’s ability to provide documents or other information, without notice to the Released Parties, nor does anything contained in this Release Agreement apply to truthful testimony in litigation. If a Releasor Party files any charge or complaint with any Governmental Authority and if the Governmental Authority pursues any claim on such Releasor Party’s behalf, or if any other third party pursues any claim on such Releasor Party’s behalf, the Releasor Party waives any right to monetary or other individualized relief (either individually or as part of any collective or class action). Each Releasor Party understands that pursuant to the federal Defend Trade Secrets Act of 2016, such Releasor Party shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(l) Injunctive Relief. It is specifically understood and agreed that any breach of this Release Agreement by a Releasor Party will result in irreparable injury to the Company, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the Company shall be entitled to enforce this Release Agreement against such Releasor Party through both temporary and permanent injunctive relief without the necessity of proving actual damages and without posting a bond, and without limitation of their right to damages and any and all other remedies available to them.

(m) Non-Exclusivity. The rights and remedies of the parties hereunder are not exclusive of or limited by any other rights or remedies that the parties may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of parties hereunder, and the obligations and liabilities of the parties hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the laws of unfair competition, misappropriation of trade secrets and the like. This Release Agreement does not limit the parties’ obligations or the rights under the terms of any other agreement between any of the parties.

(n) WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE

JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS RELEASE AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (i) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, OR ENFORCEMENT HEREOF OR THEREOF OR (ii) THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS RELEASE AGREEMENT.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned has executed this Release Agreement as of the Effective Date.

RELEASOR PARTY:

UPHEALTH HOLDINGS, INC.

By:	/s/ Samuel Meckey
Name:	Samuel Meckey
Title:	Chief Executive Officer

A copy of any notice delivered pursuant to this Release Agreement shall be sent to:

c/o UpHealth, Inc. 14000 Military Trail Suite 203 Delray Beach, FL 33484 Attention: Martin Beck, Chief Financial Officer Email: martin.beck@uphealthinc.com with a copy to (which shall not constitute notice):

DLA Piper LLP (US)
555 Mission Street
Suite 2400
San Francisco, CA 94105
Attention: Jeffrey Selman and John Maselli
Email: jeffrey.selman@us.dlapiper.com and john.maselli@us.dlapiper.com

[Signature Page to Release Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Release Agreement as of the Effective Date.

RELEASOR PARTY:

UPHEALTH, INC.

By:	/s/ Samuel Meckey
Name:	Samuel Meckey
Title:	Chief Executive Officer

A copy of any notice delivered pursuant to this Release Agreement shall be sent to:

c/o UpHealth, Inc. 14000 Military Trail Suite 203 Delray Beach, FL 33484 Attention: Martin Beck, Chief Financial Officer
Email: martin.beck@uphealthinc.com

with a copy to (which shall not constitute notice):

DLA Piper LLP (US) 555 Mission Street Suite 2400 San Francisco, CA 94105 Attention: Jeffrey Selman and John Maselli Email: jeffrey.selman@us.dlapiper.com and john.maselli@us.dlapiper.com

[Signature Page to Release Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Release Agreement as of the Effective Date.

COMPANY:

INNOVATIONS GROUP, INC.

By:	/s/ Samuel Meckey
Name:	Samuel Meckey
Title:	Chief Executive Officer

A copy of any notice delivered pursuant to this Release Agreement shall be sent to:	with a copy to (which shall not constitute notice):

c/o Belmar Companies 231 Violet Street, Suite 140 Golden, CO 80401 Attention: Rob Kilgore Email rob@belmarpharmacy.com	c/o Webster Equity Partners 1000 Winter Street Waltham, MA 02451 Attention: David Malm Email: dmalm@websterequitypartners.com

and

Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Attention: John LeClaire, Esq. and Cameron Contizano, Esq. Email: jleclaire@goodwinlaw.com and ccontizano@goodwinlaw.com

[Signature Page to Release Agreement]